UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June  5, 2024

Date of Report (Date of Earliest Event Reported)

LENDWAY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 West 36th Street, Suite 220 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200

(Registrant’s Telephone Number, Including Area Code)

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDWY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 11, 2024, the Board of Directors (the “Board”) of Lendway, Inc. (the “Company”) appointed Mark R. Jundt and Daniel C. Philp to serve as Co-Chief Executive Officers, effective as of July 1, 2024. Each will serve as an employee of the Company until the July 1, 2024 transition date, and both are expected to continue to serve as members of the Board.

Mr. Jundt, age 44, has served as a member of the Board since November 2022 and as its Chair since August 2023. He has also served as General Counsel & Corporate Secretary of Air T, Inc. (Nasdaq: AIRT) since 2018. Prior to that role, Mr. Jundt oversaw the Global Litigation function at CHS Inc., a Fortune 100 grain and energy company. Mr. Jundt has extensive experience in corporate governance, mergers and acquisitions, and litigation. He holds a Bachelor of Business Administration from North Dakota State University and a law degree from Hamline University.

Mr. Philp, age 39, has served as a member of the Board since November 2022. He has also served as Senior Vice President of Corporate Development at Air T, Inc. (Nasdaq: AIRT) since 2014. In this role Mr. Philp oversees the investigation of new business lines, acquisition targets and other strategic initiatives for Air T. Prior to that role, Mr. Philp worked as an Event Driven/Special Situations investment analyst/trader for Whitebox Advisors, where he was responsible for generating and evaluating non-market correlated investment opportunities as well as structured convertible PIPE (Private Issuance of Public Equity) transactions. Mr. Philp holds a BA from St. John’s University.

As of June 11, 2024, we entered into employment agreements with each of Mr. Jundt and Mr. Philp, pursuant to which each will receive an initial base salary of $100,000. The employment agreements do not contain any provisions for cash or equity incentive programs or severance. Each is expected to continue to receive his respective compensation for continuing service as a member of the Board, currently consisting of an annual cash retainer of $17,000.

On June 5, 2024, Randy D. Uglem, our current President and Chief Executive Officer, informed us of his intent to resign from all positions with the Company, effective July 1, 2024.

The foregoing description of the material terms of Mr. Jundt and Mr. Philp’s employment agreements are each qualified by the text of such agreements, which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On June 11, 2024, the Company issued a press release announcing Mr. Jundt and Mr. Philp’s selections to serve as Co-Chief Executive Officers, the text of which is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

Due to their new statuses as employees of the Company, Mr. Jundt and Mr. Philp have each ceased service on the Board’s Governance, Compensation and Nominating Committee as of June 10, 2024. The committee now comprises continuing member and chair, Nicholas J. Swenson, and new members, Chad B. Johnson, and Matthew R. Kelly.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Mark R. Jundt, dated June 11, 2024
10.2	Employment Agreement with Daniel C. Philp, dated June 11, 2024
99.1	Press Release dated June 11, 2024
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDWAY, INC.

Date: June 11, 2024	By:	/s/ Elizabeth E. McShane
Elizabeth E. McShane
Chief Financial Officer

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